                                                                Exhibit h(52)(b)

                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated July 1, 1999, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Allstate Life Insurance Company, an Illinois life insurance company and Allstate Life Financial Services, Inc., a Delaware corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A

    FUNDS AVAILABLE UNDER THE               SEPARATE ACCOUNTS                    POLICIES FUNDED BY THE
           CONTRACTS                       UTILIZING THE FUNDS                      SEPARATE ACCOUNTS
           ---------                       -------------------                      -----------------
            SERIES I SHARES OF:
AIM V.I. Basic Value Fund                Allstate Financial Advisors       -   LU4518 (and state variations)
AIM V.I. Capital Appreciation Fund       Separate Account I                -   LU10133FL
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Growth and Income Fund
AIM V.I. International Equity Fund
AIM V.I. Mid Cap Equity Fund
AIM V.I. Value Fund

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.



Effective as of December 20          , 2001
                ---------------------



                                            AIM VARIABLE INSURANCE FUNDS



Attest: /s/ Nancy L. Martin                 By: /s/ Carol F. Relihan
        -------------------------               -----------------------------
Name:   Nancy L. Martin                     Name:   Carol F. Relihan
Title:  Assistant Secretary                 Title:  Senior Vice President


(SEAL)



                                            A I M DISTRIBUTORS, INC.



Attest: /s/ Nancy L. Martin                 By: /s/ Michael J. Cemo
        -------------------------               ------------------------------
Name:   Nancy L. Martin                     Name:   Michael J. Cemo
Title:  Assistant Secretary                 Title:  President


(SEAL)

                                            ALLSTATE LIFE INSURANCE COMPANY



Attest: /s/ Cynthia Corsini                 By: /s/ Timothy N. Vander Pas
        -------------------------               -----------------------------
Name:   Cynthia Corsini                     Name:  Timothy N. Vander Pas
        -------------------------                  --------------------------
Title:  Secretary                           Title: AVP
        -------------------------                  --------------------------



                                            ALLSTATE LIFE FINANCIAL SERVICES, INC.



Attest: /s/ Cynthia Corsini                 By: /s/ Timothy N. Vander Pas
        -------------------------               -----------------------------
Name:   Cynthia Corsini                     Name:  Timothy N. Vander Pas
        -------------------------                  --------------------------
Title:  Secretary                           Title: AVP
        -------------------------                  --------------------------



(SEAL)